EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 28, 2011, included in Granite City Food & Brewery Ltd.’s Form 10-K for the year ended December 28, 2010, and to the reference to our Firm under the caption “Experts” included in this registration statement.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
Schechter Dokken Kanter Andrews & Selcer Ltd.

Minneapolis, Minnesota
July 22, 2011